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                                                         EXHIBIT 1.A.(5)(b)(4)

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                      ML LIFE INSURANCE COMPANY OF NEW YORK           NEW YORK,
                                                                      NEW YORK

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                               FLEXIBLE PREMIUM JOINT AND LAST SURVIVOR
                               PARTIAL WITHDRAWAL RIDER

                               This rider gives the owner the right to make partial withdrawals during the period shown in Policy Schedule 2 subject to the requirements below.

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 REQUIREMENTS FOR EACH         Each partial withdrawal is subject to the
 PARTIAL WITHDRAWAL            following requirements:
                               -  The minimum and maximum amount of a partial
                                  withdrawal and the frequency at which
                                  withdrawals are permitted are shown in Policy
                                  Schedule 2.
                               -  The amount of a partial withdrawal may not
                                  exceed the loan value as of the effective date of a partial withdrawal, less any existing policy debt as of such date.
                               -  A partial withdrawal may not be repaid.

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 REQUESTING A PARTIAL          The request for a partial withdrawal must be in a
 WITHDRAWAL                    form satisfactory to us.  The EFFECTIVE DATE of
                               the withdrawal will be the date the request is received at our Service Center.

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 EFFECT OF A PARTIAL           As of the effective date of a partial withdrawal:
 WITHDRAWAL ON TOTAL           -  The total investment base, net cash surrender
 INVESTMENT BASE NET CASH         value and fixed base of this policy will be
 SURRENDER VALUE AND DEATH        reduced by the partial withdrawal.
 BENEFIT                       -  The reduction in the total investment base
                                  will be allocated among the investment
                                  divisions in accordance with the owner's instructions. If no such instructions are received by us, allocation will be among the investment divisions in proportion to the investment base in each division as of the effective date of the partial withdrawal.
                               -  The Variable Insurance Amount will reflect the
                                  partial withdrawal.
                               -  Any amounts payable under the SUICIDE and
                                  LIMITS ON OUR CONTESTING THIS POLICY
                                  PROVISIONS of this policy will be reduced by the amount of the partial withdrawals.

                               As of the policy processing date on or next following the effective date of partial withdrawal the guaranteed benefits will decrease. See EFFECT OF A PARTIAL WITHDRAWAL ON GUARANTEED BENEFITS.



SPECIMEN                             - 1 -
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                               POLICY SCHEDULE 2
                                  (CONTINUED)




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 POLICY RIDERS,                Partial Withdrawal Rider
 IF ANY                        -  Withdrawals permitted once per policy year
                                  beginning policy year 16.

                               - Maximum Withdrawal: 25% of premium, minus any prior withdrawals, in policy year 16; 50% in policy year 17; 75% in policy year 18; and 100% in policy years 19 and later.

                               -  Minimum Withdrawal:  $500

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 SPECIMEN                            - 2 -                   POLICY SCHEDULE 2

                               POLICY SCHEDULE 2
                                  (CONTINUED)




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

 POLICY RIDERS,                Partial Withdrawal Rider
 IF ANY                        -  Withdrawals permitted once per policy year
                                  beginning policy year 2.

                               - Withdrawals permitted once per policy year beginning policy year 2.

                               -  Maximum Withdrawal:
                                  Withdrawal value is equal to 80% x (a + b) - b where:
                                  a = current net cash surrender value, and b = sum of all prior withdrawals

                               -  Minimum withdrawal:  $500

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SPECIMEN                             - 3 -                   POLICY SCHEDULE 2